EXHIBIT 11

CROWN FINANCIAL GROUP, INC.

(formerly M. H. MEYERSON & CO., INC.)

STATEMENT OF EARNINGS PER SHARE

YEAR ENDED JANUARY 31, 2001

Shares outstanding during the year ended January 31, 2001:

6,557,815 Shares from February 1 to February 17, 2000	17 days	111,482,855
6,567,815 shares from February 18 to March 16, 2000	28 days	183,898,820
6,577,815 shares from March 17 to April 6, 2000	21 days	138,134,115
6,597,815 shares from April 7 to April 12, 2000	6 days	39,586,890
6,602,815 shares from April 13 to April 25, 2000	13 days	85,836,595
6,615,315 shares from April 26 to May 25, 2000	30 days	198,459,450
6,620,315 shares from May 26 to May 30, 2000	5 days	33,101,575
6,635,315 shares from May 31 to May 31, 2000	1 day	6,635,315
6,645,315 shares from June 1 to June 25, 2000	25 days	166,132,875
6,611,315 shares from June 26 to September 17, 2000	84 days	555,350,460
6,604,915 shares from September 18 to October 3, 2000	16 days	105,678,640
6,629,915 shares from October 4, 2000 to January 1, 2001	90 days	596,692,350
6,625,715 shares from January 2 to January 31, 2001	30 days	198,771,450
	366 days	2,419,761,390

2,419,761,390 shares divided by 366 days = 6,611,370 weighted average shares outstanding. Loss for the year ended January 31, 2001 = $938,861. Basic loss per share = $0.14.

YEAR ENDED JANUARY 31, 2002

Shares outstanding during the year ended January 31, 2002:

6,625,715 shares from February 1 to February 12	12 days	79,508,580
6,627,123 shares from February 13 to February 19	7 days	46,389,861
6,629,097 shares from February 20 to March 5	14 days	92,807,358
6,631,226 shares from March 6 to March 8	3 days	19,893,678
6,632,547 shares from March 9 to March 11	3 days	19,897,641
6,633,785 shares from March 12 to March 20	9 days	59,704,065
6,635,514 shares from March 21 to June 14	86 days	570,654,204
6,606,514 shares from June 15 to January 31, 2002	231 days	1,526,104,734
	365 days	2,414,960,121

2,414,960,121 shares divided by 365 days =6,616,329 weighted average shares outstanding. Loss for the year ended January 31, 2002 = $14,818,289. Basic loss per share = $2.24

YEAR ENDED JANUARY 31, 2003

Shares outstanding during the year ended January 31, 2003:

6,606,514 shares from February 1 to April 28	87 days	574,766,718
6,606,964 shares from April 29 to January 9, 2003	256 days	1,691,382,784
7,356,964 shares from January 10 to January 14	5 days	36,784,820
7,556,964 shares from January 15 to January 31	17 days	128,468,388
	365 days	2,431,402,710

2,430,402,710 shares divided by 365 days = 6,661,377 weighted average shares outstanding. Loss for the year ended January 31, 2003—$7,555,655. Basic loss per share = $1.13.